EXHIBIT 23.3

We hereby consent to the incorporation by reference in the financial statements of OxySure Systems, Inc. for the quarters ended March 31, 2010 and 2009 of our reports dated July 6, 2010 included in its Registration Statement on Form 10-Q dated July 6, 2010 relating to the financial statements and financial statement schedules for the quarters ended March 31, 2010 and 2009 listed in the accompanying index.

/s/ Sam Kan & Company ___________________________________
Firm’s Manual Signature
Alameda ___________________________________
City, State
July 6, 2010 ___________________________________
Date